SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2007

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	000-5142	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue, 20th Floor New York, NY (Address of principal executive offices)	10171 (Zip code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

Genco Shipping & Trading Limited (the “Company”) has entered into an agreement with Cloud Maritime S.A. under which the Company is to sell one of its drybulk vessels, the Genco Glory, for a price of $13.15 million less a 1% brokerage commission payable to a third party. The sale is subject to customary closing conditions, and the vessel is expected to be delivered between February 1 and March 15, 2007. A copy of the Company’s press release announcing this agreement is attached hereto as Exhibit 99.1.

Item 9.    Financial Statements and Exhibits

(c)   Exhibits

Exhibit No.    Description

99.1        Press Release dated January 22, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             GENCO SHIPPING & TRADING LIMITED

/s/ John C. Wobensmith John C. Wobensmith
Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)

DATE: January 22, 2007

Exhibit Index

Exhibit No.    Description

99.1        Press Release dated January 22, 2007.